Exhibit 23.2


March 18, 1996

       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of AMBANC Corp. of our report dated January 20, 1995 and 1994, 1993 and 1992 consolidated financial statements of First Robinson Bancorp which report is incorporated by reference in this Form 10-K. We also consent to the reference to us under the heading "Experts" in the Prospectus.



KEMPER CPA GROUP, L.L.C.
Certified Public Accountants
Robinson, Illinois  62454